Exhibit 99.5

BKV Corporation

Unaudited Pro Forma Condensed Combined Financial Information

On September 29, 2025, BKV Upstream Midstream, LLC (“BKV Upstream Midstream”), a Delaware limited liability company and a wholly owned subsidiary of BKV Corporation, a Delaware corporation (“BKV” or the “Company”), completed the acquisition of 100% of the equity interests (the “Subject Interests”) of Bedrock Production, LLC, a Texas limited liability company (the “Target”), from Bedrock Energy Partners, LLC, a Delaware limited liability company (“Seller”) and certain of its subsidiaries (such transaction, the “Bedrock Acquisition”). The Bedrock Acquisition was completed pursuant to the Membership Interest Purchase Agreement, dated August 7, 2025 (the “Purchase Agreement”), by and among BKV Upstream Midstream, Seller and certain of its subsidiaries, and solely for certain limited purposes set forth therein, BKV.

The Target and its subsidiaries own certain oil and natural gas producing properties and midstream assets in the Barnett Shale. Following the closing, the Target is a wholly owned subsidiary of BKV Upstream Midstream. Additionally, the Target and its subsidiaries have executed an assumption agreement in order to be added as guarantors and collateral grantors under BKV’s existing reserve-based lending agreement.

The aggregate unadjusted consideration to be paid to Seller in the Bedrock Acquisition is $370 million (the “Purchase Price”), subject to customary adjustments. Pursuant to the Purchase Agreement, at the closing of the Bedrock Acquisition, BKV paid a portion of the Purchase Price consisting of (i) the Deposit (described below), (ii) approximately $179.5 million in cash to repay certain Target indebtedness, and (iii) the issuance to Seller of 5,233,957 shares of BKV common stock (the “Stock Consideration” and clauses (i) to (iii), collectively, the “Purchase Consideration Transactions”). The remainder of the Purchase Price, subject to customary adjustment, will be paid in cash by December 31, 2025, subject to the terms and conditions of the Purchase Agreement.

As previously reported, the Stock Consideration is subject to a 60-day lock-up and consists of a number of shares determined by dividing $110 million by $21.0166, the volume weighted average price of BKV common stock during the 20 consecutive trading-day period ended August 7, 2025. As of September 29, 2025, the fair market value of the Stock Consideration was approximately $124.2 million based on the closing price of $23.74.

On August 8, 2025, BKV deposited 10% of the unadjusted Purchase Price (the “Deposit”) into a third-party escrow account. At the closing of the Bedrock Acquisition, the Deposit was retained as a holdback for any BKV indemnification claims until released on the terms and conditions contained in the Purchase Agreement.

BKV funded the cash consideration paid at the closing of the Bedrock Acquisition, and expects to fund the remainder of the Purchase Price, with a combination of the proceeds from the offering by BKV Upstream Midstream of $500,000,000 in aggregate principal amount of 7.500% senior unsecured notes due 2030, borrowings under BKV’s existing reserve-based lending agreement, and cash on hand.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial statements of BKV and Target have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the Bedrock Acquisition and the Purchase Consideration Transactions. The unaudited pro forma condensed combined financial information includes adjustments to account for the Bedrock Acquisition and the Purchase Consideration Transactions in accordance with U.S. GAAP as of the dates indicated (collectively, the “Acquisition Accounting Adjustments”). The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives effect to the Bedrock Acquisition and the Purchase Consideration Transactions as if they had occurred on that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and the fiscal year ended December 31, 2024 give effect to the Bedrock Acquisition and the Purchase Consideration Transactions as if they had occurred on January 1, 2024. The unaudited pro forma adjustments are based upon available information and certain assumptions that BKV’s management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•	The unaudited consolidated financial statements of BKV as of and for the six months ended June 30, 2025 and the related notes, included in BKV’s Form 10-Q filed on August 12, 2025;

•	The audited consolidated financial statements of BKV as of and for the year ended December 31, 2024 and the related notes included in BKV’s Annual Report on Form 10-K filed on March 31, 2025;

•	The unaudited consolidated financial statements of the Target as of and for the six months ended June 30, 2025 and the related notes included in BKV’s Form 8-K filed October 1, 2025; and

•	The audited consolidated financial statements of the Target as of and for the year ended December 31, 2024 and the related notes included in BKV’s Form 8-K filed October 1, 2025.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Bedrock Acquisition occurred as of the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future results of operations or financial position of BKV.

BKV Corporation Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2025
(dollars in thousands, except share data)

	BKV Corporation	Bedrock Energy Partners, LLC	Conforming and Reclassification Adjustments(1)		Financing and Acquisition Adjustments		Pro Forma Combined BKV Corporation
Assets
Current assets
Cash and cash equivalents	$21,426	$14,985	$—		$2,015	(b), (c)	$38,426
Restricted cash	—	7,359	—		(7,359)	(b)	—
Accounts receivable, net	47,948	16,077	—		—		64,025
Accounts receivable, related parties	11,611	—	—		—		11,611
Prepaid expenses	4,435	—	484	(a)	—		4,919
Prepaid and other current assets	—	484	(484)	(a)	—		—
Inventory	6,960	—	—		—		6,960
Commodity derivative assets, current	556	—	11,723	(a)	—		12,279
Derivative assets	—	11,723	(11,723)	(a)	—		—
Asset held for sale	5,500	—	—		—		5,500
Total current assets	98,436	50,628	—		(5,344)		143,720
Natural gas properties
Developed properties	2,430,788	—	464,205	(a)	(62,223)	(d)	2,832,770
Undeveloped properties	10,739	—	1,649	(a)	(1,649)	(d)	10,739
Midstream assets	276,811	—	—		—		276,811
Accumulated depreciation, depletion, and amortization	(780,001)	—	(169,137)	(a)	169,137	(d)	(780,001)
Total natural gas properties, net	1,938,337	—	296,717	(a)	105,265		2,340,319
Other property and equipment, net	104,253	—	112	(a)			104,365
Property, Plant and Equipment
Oil and natural gas properties at cost, successful efforts method
Proved	—	464,205	(464,205)	(a)	—		—
Unproved	—	1,649	(1,649)	(a)	—		—
Oil and natural gas properties at cost, successful efforts method	—	465,854	(465,854)	(a)	—		—
Less accumulated depreciation, depletion and amortization	—	(169,137)	169,137	(a)	—		—
Oil and natural gas properties at cost, net	—	296,717	(296,717)	(a)	—		—
Other property and equipment	—	4,217	(4,217)	(a)	—		—
Less accumulated depreciation, depletion and amortization	—	(4,105)	4,105	(a)	—		—
Other property and equipment	—	112	(112)	(a)	—		—
Right of use assets, long term	—	1,407	(1,407)	(a)	—		—
Goodwill	18,417	—	—		—		18,417
Investment in BKV-BPP Power	114,676	—	—		—		114,676
Commodity derivative assets	6,622	—	14,219	(a)	—		20,841
Long-term derivative assets	—	14,219	(14,219)	(a)	—		—

	BKV Corporation	Bedrock Energy Partners, LLC	Conforming and Reclassification Adjustments(1)		Financing and Acquisition Adjustments		Pro Forma Combined BKV Corporation
Other noncurrent assets	23,686	—	1,407	(a)	—		25,093
Total assets	$2,304,427	$363,083	$—		$99,921		$2,767,431

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$123,802	$17,054	$—		$3,000	(e)	$143,856
Lease liabilities, current	—	839	(839)	(a)	—		—
Commodity derivative liabilities, current	44,011	—	5,332	(a)	—		49,343
Derivative liability	—	5,332	(5,332)	(a)	—		—
Income taxes payable to related party	2,265	—	—		—		2,265
Current portion of long-term debt, net	—	44,959	—		(44,959)	(f)	—
Other current liabilities	4,653	346	839	(a)	—		5,838
Total current liabilities	174,731	68,530	—		(41,959)		201,302
Asset retirement obligations	204,331	20,853	—		—		225,184
Commodity derivative liabilities	45,645	—	5,778	(a)	—		51,423
Long term derivative liabilities	—	5,778	(5,778)	(a)	—		—
Lease liabilities, long-term	—	568	(568)	(a)	—		—
Deferred tax liability, net	86,565	—	491	(a)	(1,181)	(g)	85,875
Deferred income tax, long-term	—	491	(491)	(a)	—		—
Long-term debt, net	200,000	123,017	—		164,983	(f)	488,000
Other noncurrent liabilities	5,097	—	568	(a)	—		5,665
Total liabilities	716,369	219,237	—		121,843		1,057,449
Commitments and contingencies
Mezzanine equity
Noncontrolling interest	(2,073)	—	—		—		(2,073)
Stockholders’ equity
Common stock, $0.01 par value; 500,000 authorized shares; 84,711 shares issued and outstanding, actual; and 89,944 shares issued and outstanding, as adjusted	1,513	—	—		52	(h)	1,565
Treasury stock, shares at cost; 214 shares	(6,663)	—	—		—		(6,663)
Additional paid-in capital	1,452,602	—	—		124,182	(h)	1,576,784
Members’ equity	—	143,846	(143,846)	(a)	—		—
Retained earnings	142,679	—	143,846	(a)	(146,156)	(i)	140,369
Total stockholders’ equity	1,590,131	143,846	—		(21,922)		1,712,055
Total liabilities and stockholders’ equity	$2,304,427	$363,083	$—		$99,921		$2,767,431

(1)	Management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma combined consolidated financial information.

BKV Corporation Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2025
(dollars in thousands, except per share data)

	BKV Corporation	Bedrock Energy Partners, LLC	Conforming and Reclassification Adjustments(1)		Financing and Acquisition Adjustments		Pro Forma Combined BKV Corporation
Revenues and other operating income
Natural gas, NGL, and oil sales	$415,855	$—	$68,249	(a)	$—		$484,104
Natural gas	—	38,677	(38,677)	(a)	—		—
Natural gas liquids	—	28,103	(28,103)	(a)	—		—
Oil	—	1,469	(1,469)	(a)	—		—
Midstream revenues	5,510	—	—		—		5,510
Derivative losses, net	(39,983)	—	(6,675)	(a)	—		(46,658)
Marketing revenues	7,857	—	—		—		7,857
Section 45Q tax credits	5,881	—	—		—		5,881
Related party revenues	851	—	—		—		851
Other	4,893	161	—		—		5,054
Total revenues and other operating income	400,864	68,410	(6,675)		—		462,599
Operating expenses
Lease operating and workover	69,231	—	20,739	(a)	—		89,970
Lease operating expense	—	19,366	(19,366)	(a)	—		—
Workover expense	—	1,373	(1,373)	(a)	—		—
Taxes other than income	23,626	—	4,609	(a)	—		28,235
Production taxes	—	3,841	(3,841)	(a)	—		—
Ad valorem taxes	—	768	(768)	(a)	—		—
Gathering and transportation	118,819	—	16,165	(a)	—		134,984
Gas gathering, transportation, marketing, and procurement	—	16,165	(16,165)	(a)	—		—
Depreciation, depletion, amortization, and accretion	78,014	—	11,623	(a)	(659)	(j)	88,978
Asset retirement obligation accretion expense	—	621	(621)	(a)	—		—
Depreciation, depletion, and amortization	—	11,002	(11,002)	(a)	—		—
General and administrative	55,773	3,538	60	(a)	—		59,371
Incentive unit compensation	—	60	(60)	(a)	—		—
Other	20,706	—	—		—		20,706
Total operating expenses	366,169	56,734	—		(659)		422,244
Income (loss) from operations	34,695	11,676	(6,675)		659		40,355
Other income (expense)
Losses from equity affiliate	(497)	—	—		—		(497)
Interest expense	(10,510)	(8,385)	—		(4,150)	(k)	(23,045)
Interest income	311	—	—		—		311
Other income (loss)	776	—	(152)	(a)	—		624
Other expense	—	(152)	152	(a)	—		—
Gain (loss) on derivative contracts, net	—	(6,675)	6,675	(a)	—		—

	BKV Corporation	Bedrock Energy Partners, LLC	Conforming and Reclassification Adjustments(1)	Financing and Acquisition Adjustments		Pro Forma Combined BKV Corporation
Income (loss) before income taxes	24,775	(3,536)	—	(3,491)		17,748
Income tax benefit (expense)	1,294	(35)	—	838	(l)	2,097
Net income (loss)	26,069	(3,571)	—	(2,653)		19,845
Less: net income (loss) attributable to noncontrolling interest	163	—	—	—		163
Net income (loss) attributable to BKV	$25,906	$(3,571)	$—	$(2,653)		$19,682

Net income (loss) per common share attributable to BKV:
Basic	$0.30					$0.22
Diluted	$0.30					$0.22

Weighted average number of common shares outstanding:
Basic	84,708	—	—	5,233	(h)	89,941
Diluted	84,789	—	—	5,233	(h)	90,022

(1)	Management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma combined consolidated financial information.

BKV Corporation Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(dollars in thousands, except per share data)

	BKV Corporation	Bedrock Energy Partners, LLC	Conforming and Reclassification Adjustments(1)		Financing and Acquisition Adjustments		Pro Forma Combined BKV Corporation
Revenues and other operating income
Natural gas, NGL, and oil sales	$557,570	$—	$120,435	(a)	$—		$678,005
Natural gas	—	54,936	(54,936)	(a)	—		—
Natural gas liquids	—	62,217	(62,217)	(a)	—		—
Oil	—	3,282	(3,282)	(a)	—		—
Midstream revenues	12,560	—	—		—		12,560
Derivative losses, net	(34,152)	—	(637)	(a)	—		(34,789)
Marketing revenues	10,668	—	—		—		10,668
Gain on sale of business	7,080	—	—		—		7,080
Related party revenues	17,101	—	—		—		17,101
Other	10,154	446	—		—		10,600
Total revenues and other operating income	580,981	120,881	(637)		—		701,225
Operating expenses
Lease operating and workover	136,991	—	42,545	(a)	—		179,536
Lease operating expense	—	40,768	(40,768)	(a)	—		—
Workover expense	—	1,777	(1,777)	(a)	—		—
Taxes other than income	35,009	—	6,609	(a)	—		41,618
Production taxes	—	5,458	(5,458)	(a)	—		—
Ad valorem taxes	—	1,151	(1,151)	(a)	—		—
Gathering and transportation	222,391	—	40,598	(a)	—		262,989
Gas gathering, transportation, marketing, and procurement	—	40,598	(40,598)	(a)	—		—
Depreciation, depletion, amortization, and accretion	217,533	—	25,267	(a)	(1,091)	(m)	241,709
Asset retirement obligation accretion expense	—	1,193	(1,193)	(a)	—		—
Depreciation, depletion, and amortization	—	24,074	(24,074)	(a)	—		—
Acquisition expenses	—	—	—		3,000	(e)	3,000
General and administrative	104,473	6,855	2,573	(a)	—		113,901
Incentive unit compensation	—	2,573	(2,573)	(a)	—		—
Other	19,385	—	—		—		19,385
Total operating expenses	735,782	124,447	—		1,909		862,138
Income (loss) from operations	(154,801)	(3,566)	(637)		(1,909)		(160,913)
Other income (expense)
Earnings from equity affiliate	10,423	—	—		—		10,423
Gain on contingent consideration liabilities	9,676	—	—		—		9,676
Interest expense	(45,582)	(18,972)	—		(4,112)	(n)	(68,666)
Interest expense, related party	(5,181)	—	—		—		(5,181)
Loss on early extinguishment of debt	(13,877)	—	—		—		(13,877)
Interest income	3,859	—	—		—		3,859

	BKV Corporation	Bedrock Energy Partners, LLC	Conforming and Reclassification Adjustments(1)		Financing and Acquisition Adjustments		Pro Forma Combined BKV Corporation
Other income	9,008	2,167	—		—		11,175
Gain (loss) on derivative contracts, net	—	(637)	637	(a)	—		—
Income (loss) before income taxes	(186,475)	(21,008)	—		(6,021)		(213,504)
Income tax benefit (expense)	43,605	(30)	—		1,415	(o)	44,990
Net income (loss)	(142,870)	(21,038)	—		(4,606)		(168,514)

Net income (loss) per common share attributable to BKV:
Basic	$(2.00)						$(2.20)
Diluted	$(2.00)						$(2.20)

Weighted average number of common shares outstanding:
Basic	$71,288	$—	$—		$5,233	(h)	$76,521
Diluted	$71,288	$—	$—		$5,233	(h)	$76,521

(1)	Management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma combined consolidated financial information.

BKV Corporation Notes to Pro Forma Condensed Combined Financial Information

Note 1 - Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information was derived from the historical financial statements of BKV Corporation and Bedrock Energy Partners, LLC (“Bedrock Partners”) as of June 30, 2025 and for the six months ended June 30, 2025 and for the year ended December 31, 2024. We will account for the Bedrock Acquisition as a business combination in accordance with ASC 805 Business Combinations. Pursuant to the guidance, we allocate the aggregate purchase consideration transferred to affect the business combination to the assets acquired and liabilities assumed based on their fair values as of the acquisition date. Any excess or shortage of the purchase price over the fair value of the assets acquired and liabilities assumed is recognized as goodwill or a gain on bargain purchase, respectively. The amount of goodwill or gain on bargain purchase recorded in a business combination can vary significantly depending on the fair value allocated to the assets acquired and liabilities assumed. Further, in many cases, the valuation of these assets and liabilities requires use of various estimates and assumptions and the exercise of significant judgment about future events. Certain of the figures in this financial information have been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a row or column may not conform exactly to the total figure given for that row or column in certain tables. In addition, certain percentages presented reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.

Note 2 - Pro Forma Purchase Price Allocation

The preliminary allocation of the total purchase price in the Bedrock Acquisition is based upon management’s estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed as of the closing date of the transaction using currently available information and market data as of September 29, 2025. Because the unaudited pro forma combined consolidated financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, interest rates, as well as other factors.

As of June 30, 2025, the latest practical date, the estimated purchase consideration transferred and the relative fair value of assets acquired and liabilities assumed are as follows:

Consideration:
Cash	$260,000
Early extinguishment of Bedrock debt	$9,000
Settlement on certain derivative contracts	$2,000
Shares of BKV Corporation's common stock	5,233,111
BKV common stock price as of September 29, 2025	$23.74
Total stock consideration	$124,234
Total consideration	$395,234
Assets acquired and liabilities assumed
Accounts receivable, net	$16,077
Prepaid expenses	484
Commodity derivative assets	25,942
Developed properties	401,982
Other property and equipment	112
Right of use assets	1,407
Accounts payable and accrued liabilities	(17,054)
Commodity derivative liabilities	(11,110)
Other current liabilities	(346)
Lease liabilities	(1,407)
Asset retirement obligations	(20,853)
Total net assets acquired	$395,234

Note 3 - Adjustments to Unaudited Pro Forma Combined Consolidated Financial Statements

The unaudited pro forma combined consolidated financial information has been compiled in a manner consistent with the accounting policies adopted by BKV. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that the Company believes provide a reasonable basis for presenting the significant effects of the Bedrock Acquisition and impacts from the financing of the senior notes. General descriptions of the pro forma adjustments are provided below.

(a) The following reclassifications were made as a result of the Bedrock Acquisition to conform to our presentation:

Pro Forma Balance Sheet Adjustments as of June 30, 2025

•	Reclassification of $0.5 million from prepaid and other current assets to prepaid expenses;

•	Reclassification of $11.7 million from derivative assets to commodity derivative assets, current;

•	Reclassification of $464.2 million and $1.6 million from proved and unproved, respectively, within oil and natural gas properties at cost, successful efforts method to developed properties and undeveloped properties, respectively within natural gas properties;

•	Reclassification of $169.1 million from oil and natural gas properties at cost, successful efforts method less accumulated depreciation, depletion and amortization to natural gas properties accumulated depreciation, depletion, and amortization;

•	Reclassification of $4.2 million from other property and equipment and $4.1 million from less accumulated depreciation, depletion and amortization within property, plant, and equipment to other property and equipment, net;

•	Reclassification of $1.4 million from right of use assets to other noncurrent assets;

•	Reclassification of $0.8 million from lease liabilities, current to other current liabilities;

•	Reclassification of $5.3 million from derivative liability to commodity derivative liabilities, current;

•	Reclassification of $5.8 million from long-term derivative liabilities to commodity derivative liabilities;

•	Reclassification of $0.6 million from lease liabilities, long-term to other noncurrent liabilities;

•	Reclassification of $0.5 million from deferred income tax, long-term to deferred tax liability, net; and

•	Reclassification of $143.8 million from members' equity to retained earnings.

Pro Forma Statement of Operations for the Six Months Ended June 30, 2025

•	Reclassification of $38.7 million from natural gas, $28.1 million from natural gas liquids, and $1.5 million from oil to natural gas, NGL, and oil sales;

•	Reclassification of $6.7 million from loss on derivative contracts, net in other income (expense) to derivative losses, net in total other revenues and other operating income;

•	Reclassification of $19.4 million from lease operating expense and $1.4 million from workover expense to lease operating and workover;

•	Reclassification of $3.8 million from production taxes and $0.8 million from ad valorem taxes to taxes other than income;

•	Reclassification of $16.2 million from gas gathering, transportation, marketing, and procurement to gathering and transportation;

•	Reclassification of $11.0 million from depreciation, depletion, and amortization and $0.6 million from accretion expenses to depreciation, depletion, amortization, and accretion; and

•	Reclassification of $0.2 million from other expense to other income (loss).

Pro Forma Statement of Operations for the Year Ended December 31, 2024

•	Reclassification of $54.9 million from natural gas, $62.2 million from natural gas liquids, and $3.3 million from oil to natural gas, NGL, and oil sales;

•	Reclassification of $0.6 million from loss on derivative contracts, net in other income (expense) to derivative losses, net in total other revenues and other operating income;

•	Reclassification of $40.8 million from lease operating expense and $1.8 million from workover expense to lease operating and workover;

•	Reclassification of $5.5 million from production taxes and $1.2 million from ad valorem taxes to taxes other than income;

•	Reclassification of $40.6 million from gas gathering, transportation, marketing, and procurement to gathering and transportation; and

•	Reclassification of $24.1 million from depreciation, depletion, and amortization and $1.2 million from accretion expenses to depreciation, depletion, amortization, and accretion.

Pro Forma Balance Sheet Adjustments as of June 30, 2025

(b) Reflects the elimination of Bedrock Partners' cash and cash equivalents and restricted cash that were not part of the Bedrock Acquisition.

(c) Reflects (i) the source in cash and cash equivalents from the senior notes of $500.0 million, offset by (ii) the use of cash to fund the Bedrock Acquisition of $260.0 million, (iii) the paydown on the RBL Credit Facility of $200.0 million, and (iv) related transaction costs and fees of $23.0 million.

(d) Reflects pro forma adjustments to record the acquisition of Bedrock Partners' oil and natural gas properties based on the estimated allocated value of the oil and natural gas properties based on the projected acquisition date.

(e) Reflects $3.0 million of non-recurring expenses related to the Bedrock Acquisition, primarily consisting of fees paid to legal, financial, and accounting advisors and filing fees on a pro forma basis as an increase to accounts payable and accrued liabilities on the pro forma combined condensed balance sheet as of June 30, 2025, and in the pro forma statement of operations for the year ended December 31, 2024. These expenses are not expected to be incurred in any period beyond 12-months from the closing date.

(f) Reflects (i) the pro forma borrowings of $500.0 million under BKV's senior notes to fund a portion of the Bedrock Acquisition, offset by (ii) $200.0 million to pay down the RBL balance, (iii) elimination of Bedrock Partners' debt that was not part of the Bedrock Acquisition and (iv) the estimated debt issuance costs on the $500.0 million senior notes of $12.0 million.

(g) Reflects a $0.7 million decrease to deferred tax liability, net to reflect the pro forma adjustment of additional acquisition costs and the elimination of Bedrock Partners' deferred tax liabilities, net that was not part of the Bedrock Acquisition.

(h) Reflects the issuance of 5.2 million shares of BKV Corporation’s common stock to the holders of the Bedrock Interests to partially finance the Bedrock Acquisition at $23.74 per share, for total stock consideration of $124.2 million.

(i) Reflects the elimination of Bedrock Partners' historical retained earnings, the impact of the $3.0 million of non-recurring expenses related to the Bedrock Acquisition, and tax impact of such non-recurring expenses using a 23% statutory rate.

Pro Forma Statement of Operations for the Six Months Ended June 30, 2025

(j) Reflects the pro forma adjustments to record the depletion and accretion expenses calculated in accordance with BKV Corporation’s depletion rate.

(k) Increase of $4.2 million was comprised of (i) $18.7 million interest expense on BKV's $500 million 5-year senior notes with a weighted average interest rate of 7.50% (the difference between the effective rate and the stated rate is not significant as of June 30, 2025) and (ii) $1.2 million estimated fees, less (iii) $8.3 million of interest expense on Bedrock Partners' debt that is not part of the Bedrock Acquisition, and (iv) $7.4 million interest expense savings from paying down $200.0 million on the RBL balance.

(l) Income tax benefit increase of $0.8 million was comprised of (i) $0.8 million tax benefit impact on the financing and acquisition adjustments using a statutory rate of 23% and (ii) elimination of Bedrock Partners' income tax expense of an immaterial amount.

Pro Forma Statement of Operations for the Year Ended December 31, 2024

(m) Reflects the pro forma adjustments to record the depletion and accretion expenses calculated in accordance with BKV Corporation’s depletion rate.

(n) Increase of $4.1 million was comprised of (i) $37.5 million interest expense on BKV's $500 million 5-year senior notes with a weighted average interest rate of 7.50% (the difference between the effective rate and the stated rate is not significant as of June 30, 2025) and (ii) $2.4 million estimated fees, less (iii) $19.0 million of interest expense on Bedrock Partners' debt that is not part of the Bedrock Acquisition, and (iv) $16.7 million interest expense savings from paying down $200.0 million on the RBL balance.

(o) Income tax benefit increase of $1.4 million was comprised of (i) $1.4 million tax benefit impact on the financing and acquisition adjustments using a statutory rate of 23% and (ii) elimination of Bedrock Partners' income tax expense of an immaterial amount.

Note 4 – Earnings Per Share

Basic net income (loss) attributable to BKV per common share for each period is calculated by dividing net income (loss) attributable to BKV by the basic weighted average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to BKV by the diluted weighted average number of common shares outstanding for the respective period. Any remeasurement of the accretion to redemption value of the Class B Units subject to possible redemption was considered to be dividends paid to the noncontrolling interest. Diluted weighted average number of common shares outstanding and the dilutive effect of potential common shares is calculated using the treasury method. The Company includes potential shares of common stock for PRSUs and TRSUs in the calculation of diluted weighted average shares outstanding based on the number of common shares that would be issuable if the end of the reporting period was also the end of the performance period. During periods in which the Company incurred a net loss, diluted weighted average common shares outstanding were equal to basic weighted average of common shares outstanding because the effects of all potential common shares was anti-dilutive.

The following table presents the historical and pro forma calculation of basic and diluted net income (loss) per common share attributable to BKV for the six months ended June 30, 2025.

	Historical	Pro Forma
(in thousands, except per share amounts)	Six Months Ended June 30, 2025	Six Months Ended June 30, 2025
Net income (loss) attributable to BKV	$25,906	$19,682
Accretion of Class B Units to redemption value	(281)	(281)
Net income (loss) including accretion of Class B Units to redemption value	$25,625	$19,401

Basic weighted average common shares outstanding	84,708	89,941
Add: dilutive effect of TRSUs	81	81
Add: dilutive effect of PRSUs	—	—
Diluted weighted average of common shares outstanding	84,789	90,022
Weighted average number of outstanding securities excluded from the calculation of diluted loss per share
TRSUs	—	—
PRSUs	—	—

Net income (loss) per common share attributable to BKV:
Basic	$0.30	$0.22
Diluted	$0.30	$0.22

Note 5 - Supplemental Pro Forma Oil and Gas Disclosures

The following tables present estimated pro forma combined oil and natural gas reserves information as of and for the year ended December 31, 2024. The amounts below were determined by referencing the amounts reported in BKV’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the consolidated financial statements and supplemental schedules of Bedrock Partners (which are incorporated into the Current Report on Form 8-K to which these pro forma financial statements are included as an exhibit). An explanation of the underlying methodology applied, as required by SEC regulations, can be found within BKV’s Annual Report and Bedrock Partners' consolidated financial statements and supplemental schedules. The following estimated pro forma combined oil and gas reserves information is not necessarily indicative of the results that might have occurred had the Bedrock Acquisition been completed on January 1, 2024 and is not intended to be a projection of future results. Future results may vary significantly from the results presented. The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2024, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2024.

	Natural Gas (MMcf)
Proved Developed and Undeveloped Reserves	BKV Corporation (Historical)	Bedrock Energy Partners, LLC (Historical)	Reclass Adjustments	BKV Corporation (Combined)
December 31, 2023	2,982,495	385,892	—	3,368,387
Revision of previous estimates	(485,190)	4,807	—	(480,383)
Extensions and discoveries	79,148	—	—	79,148
Improved recoveries	38,224	—	—	38,224
Sale of minerals in place	(149,963)	—	—	(149,963)
Production	(228,683)	(29,753)	—	(258,436)
December 31, 2024	2,236,031	360,946	—	2,596,977

Proved Developed Reserves
December 31, 2023	2,443,072	385,892	—	2,828,964
December 31, 2024	2,059,984	358,047	—	2,418,031

Proved Undeveloped Reserves
December 31, 2023	539,423	—	—	539,423
December 31, 2024	176,047	2,899	—	178,946

	Natural Gas Liquids (MBbls)
Proved Developed and Undeveloped Reserves	BKV Corporation (Historical)	Bedrock Energy Partners, LLC (Historical)	Reclass Adjustments	BKV Corporation (Combined)
December 31, 2023	184,165	38,499	—	222,664
Revision of previous estimates	(35,891)	3,444	—	(32,447)
Extensions and discoveries	9,197	—	—	9,197
Improved recoveries	10	—	—	10
Sale of minerals in place	—	—	—	—
Production	(9,859)	(2,727)	—	(12,586)
December 31, 2024	147,622	39,216	—	186,838

Proved Developed Reserves
December 31, 2023	156,399	38,499	—	194,898
December 31, 2024	134,017	38,758	—	172,775

Proved Undeveloped Reserves
December 31, 2023	27,766	—	—	27,766
December 31, 2024	13,605	458	—	14,063

	Oil (MBbls)
Proved Developed and Undeveloped Reserves	BKV Corporation (Historical)	Bedrock Energy Partners, LLC (Historical)	Reclass Adjustments	BKV Corporation (Combined)
December 31, 2023	1,051	443	—	1,494
Revision of previous estimates	(2,401)	112	—	(2,289)
Extensions and discoveries	813	—	—	813
Improved recoveries	2,324	—	—	2,324
Sale of minerals in place	—	—	—	—
Production	(96)	(46)	—	(142)
December 31, 2024	1,691	509	—	2,200

Proved Developed Reserves
December 31, 2023	992	443	—	1,435
December 31, 2024	878	498	—	1,376

Proved Undeveloped Reserves
December 31, 2023	59	—	—	59
December 31, 2024	813	11	—	824

	Total (MMcfe)
Proved Developed and Undeveloped Reserves	BKV Corporation (Historical)	Bedrock Energy Partners, LLC (Historical)	Reclass Adjustments	BKV Corporation (Combined)
December 31, 2023	4,093,791	619,544	—	4,713,335
Revision of previous estimates	(714,942)	26,143	—	(688,799)
Extensions and discoveries	139,208	—	—	139,208
Improved recoveries	52,228	—	—	52,228
Sale of minerals in place	(149,963)	—	—	(149,963)
Production	(288,413)	(46,392)	—	(334,805)
December 31, 2024	3,131,909	599,295	—	3,731,204

Proved Developed Reserves
December 31, 2023	3,387,418	619,544	—	4,006,962
December 31, 2024	2,869,354	593,585	—	3,462,939

Proved Undeveloped Reserves
December 31, 2023	706,373	—	—	706,373
December 31, 2024	262,555	5,710	—	268,265

Standardized Measure of Discounted Future Net Cash Flows

The following tables present the estimated pro forma discounted future net cash flows at December 31, 2024. The pro forma standardized measure information set forth below gives effect to the Bedrock Acquisition as if the transaction had been completed on January 1, 2024. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2024.

Discounted Future Net Cash Flows

The following table sets forth the Standardized Measure of discounted future net cash flows relating to proved natural gas, NGL, and oil reserves as of December 31, 2024:

	Year Ended December 31, 2024
(in thousands)	BKV Corporation (Historical)	Bedrock Energy Partners, LLC (Historical)	Pro Forma Adjustments(1)	BKV Corporation (Combined)
Future cash inflows	$6,207,197	$1,691,462	$—	$7,898,659
Future production costs	(4,026,521)	(1,182,066)	—	(5,208,587)
Future development costs (2)	(666,194)	(42,620)	—	(708,814)
Future income tax expense	(96,180)	(8,783)	(14,342)	(119,305)
Future net cash flows	1,418,302	457,993	(14,342)	1,861,953
10% annual discount for estimated timing of cash flows	(785,216)	(249,970)	6,343	(1,028,843)
Standardized measure of discounted future net cash flows related to proved reserves	$633,086	$208,023	$(7,999)	$833,110

(1)	Pro forma adjustment represents effect of income tax using the statutory rate on the undiscounted and discounted future net cash flows associated with the Bedrock Acquisition.

(2)	Includes abandonment costs.

The principal changes in the pro forma Standardized Measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2024 are as follows:

	Year Ended December 31, 2024
(in thousands)	BKV Corporation (Historical)	Bedrock Energy Partners, LLC (Historical)	Pro Forma Adjustments (1)	BKV Corporation (Combined)
Balance, beginning of period	$1,062,333	$238,380	$—	$1,300,713
Net change in sales and transfer prices and in production (lifting) costs related to future production	(272,270)	(23,531)	—	(295,801)
Changes in estimated future development costs	(2,933)	8,712	—	5,779
Sales and transfers of natural gas, NGLs, and oil produced during the period	(271,692)	(30,684)	—	(302,376)
Net change due to extensions, discoveries, and improved recoveries	18,261	—	—	18,261
Net change due to purchases (sales) of minerals in place	(90,531)		—	(90,531)
Net change due to revisions in quantity estimates	(74,031)	9,827	—	(64,204)
Previously estimated development costs incurred during the period	24,291	—	—	24,291
Net change in future income taxes	131,401	649	(7,999)	124,051
Accretion of discount	123,255	24,301	—	147,556
Changes in timing and other	(14,998)	(19,631)	—	(34,629)
Total discounted cash flow as end of period	$633,086	$208,023	$(7,999)	$833,110

(1)	Pro forma adjustment represents effect of income tax using the statutory rate on the undiscounted and discounted future net cash flows associated with the Bedrock Acquisition.